Exhibit 99

CONVERGYS NEWS RELEASE

Convergys Reports First Quarter Results

Raises Quarterly Dividend 17 Percent

Guides Adjusted EPS Growth to Exceed 30 Percent in 2014

(Cincinnati; May 12, 2014) — Convergys Corporation (NYSE: CVG), a global leader in customer management, today announced its financial results for the first quarter of 2014.

The Company also announced that the Board of Directors approved raising its regular quarterly dividend 17 percent to $0.07 per share.

First Quarter Summary

•	Completed acquisition of Stream Global Services on March 3, 2014;

•	Consolidated revenue from continuing operations of $606 million, up 23 percent compared with prior year;

•	Adjusted operating income of $52 million, up 39 percent compared with prior year; GAAP operating income of $22 million, including Stream acquisition impacts;

•	Adjusted EBITDA from continuing operations of $75 million, up 23 percent compared with prior year;

•	Adjusted EPS from continuing operations of $0.32, compared with $0.28 in the prior year; GAAP EPS from continuing operations of $0.13, including Stream acquisition impacts;

•	Adjusted free cash flow of $62 million;

•	2014 outlook includes continuing revenue and profit improvement with adjusted EPS growth to exceed 30 percent.

“Our consolidated results reflect continued strong execution with improvements to revenue and adjusted earnings,” said Andrea Ayers, president and CEO. “We are making good progress integrating the Stream business. Our expanded Convergys team is energized and moving forward as one organization to become the premier provider of customer management services in the world. 2014 will again be a year of leadership and profitable growth for Convergys.”

Ayers continued, “Given our continued organic growth, accretive integration of Stream, and consistent free cash flow generation, we are pleased to raise the quarterly dividend 17 percent.”

First Quarter Results – Continuing Operations

Revenue – Revenue from continuing operations was $606 million, a 23 percent increase compared with $494 million in the same period last year. This includes $86 million revenue from the acquired Stream operations for the month of March.

Operating Income – Adjusted operating income from continuing operations was $52 million, a 39 percent increase compared with $38 million in the same period last year. Including the Stream acquisition impacts discussed below, GAAP operating income from continuing operations was $22 million, compared with $37 million in the same period last year.

Adjusted operating margin was 8.6 percent, up 100 basis points compared with 7.6 percent in the same period last year.

Adjusted EBITDA – Adjusted EBITDA was $75 million, a 23 percent increase compared with $61 million in the same period last year. Adjusted EBITDA excludes the Stream acquisition impacts discussed below.

Adjusted EBITDA margin was 12.4 percent, up 10 basis points compared with 12.3 percent in the same period last year.

Net Income – Adjusted net income from continuing operations was $34 million, or $0.32 per diluted share, compared with $31 million, or $0.28 per diluted share, in the same period last year. Including the Stream acquisition impacts discussed below, GAAP net income from continuing operations was $14 million, or $0.13 per diluted share, compared with $30 million, or $0.27 per diluted share, in the same period last year.

Quarterly Dividend – Convergys paid a $0.06 per share quarterly dividend in April to holders of record at the close of business on March 21, 2014. The Board of Directors of the Company also approved a 17 percent increase in the quarterly dividend to $0.07 per share. The first dividend payment of $0.07 per share is scheduled to be made on July 3, 2014, to shareholders of record at the close of business on June 19, 2014.

Free Cash Flow – Adjusted free cash flow was $62 million compared with free cash flow of $11 million in the same period last year. Adjusted free cash flow excludes the Stream acquisition-related impacts discussed below.

Net Debt – At March 31, 2014, cash and short term investments were $202 million, debt maturing in one year was $258 million, and long term debt was $426 million. During the first quarter, Convergys entered into a $243 million in-substance defeasance, including $13 million of accrued and unpaid interest, to repay Stream senior secured notes as part of the transaction. Funds were placed into a trust and repaid 30 days post close on April 3, 2014. Excluding the Stream in-substance debt defeasance, net debt would have been $252 million at March 31, 2014.

Stream Acquisition Impacts – GAAP first-quarter 2014 results include Stream acquisition-related impacts consisting of $15 million transaction-related expenses, $10 million integration expenses, $3 million amortization expense for acquired intangible assets, and $2 million depreciation expense related to the fair value write-up of acquired property and equipment.

First-quarter 2014 results also include Stream acquisition-related cash payments consisting of $27 million for taxes related to repatriation of international cash, $22 million for transaction and integration expenses, and $15 million to fund escrow receivables associated with future working capital settlement.

Reconciliation tables of GAAP to non-GAAP results are attached.

2014 Business Outlook

Convergys expects consolidated revenue growth and adjusted profit improvement for the full year 2014 compared with 2013, including:

•	Revenue to exceed $2.9 billion, increasing over 40 percent from prior year $2.0 billion;

•	Adjusted EBITDA of $350 million to $360 million, improving from prior year $251 million;

•	Adjusted effective tax rate to approximate 23 percent;

•	Diluted shares outstanding to approximate 108 million;

•	Adjusted EPS of $1.45 to $1.50, improving over 30 percent from prior year $1.10.

The Company expects normal seasonal impacts in the second quarter of 2014 with sequential increase in second-half 2014 results compared with first-half 2014 results.

Not included in this outlook or prior-year adjusted results are acquisition-related impacts such as transaction costs, integration costs, intangible amortization, depreciation related to the fair value write-up of acquired property and equipment, and tax expense associated with cash repatriation. Also not included are the impacts of non-cash pension settlement charges or any future share repurchase activities.

Forward-Looking Statements Disclosure and “Safe Harbor” Note

This news release contains statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. In some cases, one can identify forward looking statements by terminology such as “will,” “expect,” “estimate,” “think,” “forecast,” “guidance, “outlook,” “plan,” “lead,” “project” or other comparable terminology. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to: (i) the loss of a significant client or significant business from a client; (ii) the future financial performance of major industries that we serve; (iii) our failure to successfully acquire and integrate businesses; (iv) our inability to protect personally identifiable data against unauthorized access or unintended release; (v) our inability to maintain and upgrade our technology and network equipment in a timely manner; (vi) international business and political risks, including economic weakness and operational disruption as a result of natural events, political unrest, war, terrorist attacks or other civil disruption; (vii) the failure to meet expectations regarding the tax treatment of the Information Management transaction; (viii) adverse effects of litigation and other commitments and contingencies and (ix) those factors contained in our periodic reports filed with the SEC, including in the “Risk Factors” section of our most recent Annual Report on Form 10-K. The forward-looking information in this document is given as of the date of the particular statement and we assume no duty to update this information. Our filings and other important information are also available on the investor relations page of our web site at www.convergys.com.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G; pursuant to the requirements of this regulation, reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables. To assess the underlying operational performance of the continuing operations of the business for the quarter and to have a basis to compare underlying operating results to prior and future periods, management uses operating income, net income from continuing operations and diluted earnings per share from continuing operations metrics excluding certain unusual, non-operational or restructuring-related activities.

These items are relevant in evaluating the overall performance of the business. Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share from continuing operations excluding the items above, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There is no material purpose for which we use these non-GAAP measures beyond those described above.

The Company presents the non-GAAP financial measures EBITDA and adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

Management uses the non-GAAP metrics free cash flow and adjusted free cash flow to assess the financial performance of the Company. Convergys’ management believes that free cash flow and adjusted free cash flow are useful to investors because they relate the operating cash flow of the Company to the capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow and adjusted free cash flow facilitate management’s ability to strengthen the Company’s balance sheet, to repurchase the Company’s stock, to pay dividends, and to repay the Company’s debt obligations. Management also believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry. Limitations associated with the use of free cash flow and adjusted free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by utilizing the non-GAAP measures, free cash flow and adjusted free cash flow, and the GAAP measure, cash flow from operating activities, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above.

These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. The non-GAAP financial information that we provide may be different from that provided by our competitors or other companies.

Webcast Presentation

Convergys will hold its First Quarter Financial Results webcast presentation at 9:00 a.m., Eastern time, Tuesday, May 13. It will feature its President and CEO Andrea Ayers and CFO Andre Valentine. The webcast presentation will take place live and will then be available for replay at this link—http://tinyurl.com/1Q14ConferenceCall. This link will replay the webcast presentation through June 13. You may also access the webcast or the recording via the Convergys website, www.convergys.com. Click “Company,” then “Investor Relations,” then “Events and Webcasts.”

About Convergys

Convergys delivers consistent, quality customer experiences in 47 languages and from more than 150 locations around the globe. We partner with our clients to improve customer loyalty, reduce costs, and generate revenue through an extensive portfolio of capabilities, including customer care, analytics, tech support, collections, home agent, and end-to-end selling. We are committed to delighting our clients and their customers, delivering value to our shareholders, and creating opportunities for our talented, caring employees, 125,000-strong in 31 countries around the world. Visit www.convergys.com to learn more about us.

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(Convergys and the Convergys logo are registered trademarks of Convergys Corporation).

Contacts

David Stein, Investor Relations

+1 513 723 7768 or investor@convergys.com

Krista Boyle, Public/Media Relations

+1 513 723 2061 or krista.boyle@convergys.com

CONVERGYS CORPORATION

Consolidated Statements of Income

(Unaudited)

	For the Three Months
	Ended March 31,		%
(In millions except per share amounts)	2014	2013	Change
Revenues:
Communications	339.5	292.8	16
Technology	87.8	44.6	97
Financial Services	50.8	46.1	10
Other	127.6	110.0	16

Total Revenues	$605.7	$493.5	23
Costs and Expenses:
Cost of Providing Services and Products Sold	380.1	318.2	19
Selling, General and Administrative	145.0	114.6	27
Research and Development Costs	1.9	2.1	(10)
Depreciation	26.5	20.9	27
Amortization	3.4	1.2	NM
Restructuring Charges	1.7	—	NM
Transaction and Integration Costs	25.1	—	NM

Total Costs and Expenses	583.7	457.0	28

Operating Income	22.0	36.5	(40)
Other (Loss) Income, net	(1.9)	2.3	NM
Interest Expense	(4.0)	(2.9)	38

Income Before Income Taxes and Discontinued Operations	16.1	35.9	(55)
Income Tax Expense	2.4	5.7	(58)

Income from Continuing Operations, net of tax	13.7	30.2	(55)
Income (loss) from Discontinued Operations, net of tax expense (benefit) of $0.2 and ($2.9), for the three months ended March 31, 2014 and 2013, respectively	0.5	(5.1)	NM

Net Income	$14.2	$25.1	(43)

Basic Earnings Per Common Share
Continuing Operations	$0.14	$0.28
Discontinued Operations	$0.00	$(0.04)

Net Basic Earnings Per Common Share	$0.14	$0.24

Diluted Earnings Per Common Share
Continuing Operations	$0.13	$0.27
Discontinued Operations	$0.00	$(0.04)

Net Diluted Earnings Per Common Share	$0.13	$0.23

Weighted Average Common Shares Outstanding
Basic	101.1	105.7
Diluted	107.3	110.3
Market Price Per Share
High	$24.43	$17.05
Low	$18.83	$15.05
Close	$21.91	$17.03

CONVERGYS CORPORATION

Reconciliation of GAAP EPS from Continuing Operations to non-GAAP EPS from Continuing Operations

(In Millions Except Per Share Amounts)

	Three Months
	Ended March 31,
	2014	2013
Revenue	$605.7	$493.5
Operating income as reported under U.S. GAAP	$22.0	$36.5
Operating Margin	3.6%	7.4%
Depreciation of Property & Equipment write-up (a)	1.8	—
Amortization of acquired intangible assets (b)	3.4	1.2
Transaction related expenses (c)	14.7	—
Integration related expenses (d)	10.4	—

Total charges	30.3	1.2

Adjusted operating income (a non-GAAP measure)	$52.3	$37.7

Adjusted Operating Margin	8.6%	7.6%
Income Before Income Taxes and Discontinued Operations as reported under U.S. GAAP	$16.1	$35.9
Total operating charges from above	30.3	1.2

Adjusted Income Before Income Taxes and Discontinued Operations (a non-GAAP measure)	$46.4	$37.1

Income from continuing operations, net of tax, as reported under U.S. GAAP	$13.7	$30.2
Total operating charges from above, net of tax	21.4	0.7
Adjustment for state tax rate changes (e)	0.4	—
Tax benefit related to remitted foreign earnings (f)	(1.5)	—

Adjusted net income from continuing operations, net of tax (a non-GAAP measure)	$34.0	$30.9

Diluted EPS from continuing operations as reported under U.S. GAAP	$0.13	$0.27
Net impact of total charges included in continuing operations	0.19	0.01

Adjusted diluted EPS from continuing operations (a non-GAAP measure)	$0.32	$0.28

(a)	During the first quarter of 2014, the Company recorded $1.8 of depreciation expense resulting from the fair value write-up of property and equipment acquired from Stream.
(b)	During the first quarter of 2014 and 2013, the Company recorded amortization expense of $3.4 and $1.2, respectively, related to acquired intangible assets.
(c)	During the first quarter of 2014, the Company recorded $14.7 of transaction expenses associated with its acquisition of Stream, related to fees paid for third-party consulting services.
(d)	During the first quarter of 2014, the Company recorded $10.4 of integration expenses associated with Convergys’ integration of the acquired Stream operations. These expenses were primarily related to third-party consulting services and severance expense.
(e)	During the first quarter of 2014, the Company recorded a one-time charge resulting from changes in the Company’s state tax rate applicable to deferred tax assets and liabilities. This change in rate resulted from the combination of the Convergys and Stream operations.
(f)	During the fourth quarter of 2013, the Company recognized tax expense of $46.4 to record the deferred tax liability associated with a change in classification for a portion of undistributed earnings of the Company’s foreign subsidiaries. During the first quarter of 2014, the Company recognized a $1.5 tax benefit for the difference between that tax previously accrued on foreign earnings and the current estimate as of March 31, 2014.

Management uses operating income, income from continuing operations, net of tax and earnings per share from continuing operations excluding the above items to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business.

Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond those described above.

CONVERGYS CORPORATION

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

(Unaudited)

	For the Three Months
	Ended March 31,		%
(In millions)	2014	2013	Change
Income from Continuing Operations, net of tax	$13.7	$30.2	(55)
Depreciation and Amortization	29.9	22.1	35
Interest expense	4.0	2.9	38
Income tax expense	2.4	5.7	(58)

EBITDA (a non-GAAP measure)	$50.0	$60.9	(18)
Transaction related expenses	14.7	—	NM
Integration related expenses	10.4	—	NM

Adjusted EBITDA (a non-GAAP measure)	$75.1	$60.9	23

EBITDA Margin	8.3%	12.3%
Adjusted EBITDA Margin	12.4%	12.3%

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

These non-GAAP measures should not be considered in isolation or as a substitute for income from continuing operations, net of tax or other income statement data prepared in accordance with GAAP and our presentation of these measures may not be comparable to similarly-titled measures used by other companies. Management uses both these non-GAAP measures and the GAAP measure, income from continuing operations, net of tax, in evaluation of its underlying performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Consolidated Balance Sheets

(Unaudited)

	March 31,	Dec. 31,
(In millions)	2014	2013
Assets
Cash and Cash Equivalents	$182.2	$580.8
Short Term Investments	20.2	82.9
Receivables - Net	515.1	319.8
Other Current Assets	379.9	76.9
Property and Equipment - Net	395.8	246.4
Other Assets	1,308.9	649.9

Total Assets	$2,802.1	$1,956.7

Liabilities and Shareholders’ Equity
Debt Maturing in One Year	$258.3	$0.9
Other Current Liabilities	424.8	291.7
Other Liabilities	397.1	314.3
Long-Term Debt	425.6	60.2
Common Shareholders’ Equity	1,296.3	1,289.6

Total Liabilities and Shareholders’ Equity	$2,802.1	$1,956.7

CONVERGYS CORPORATION

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

(Unaudited)

	For the Three Months
	Ended March 31,
(In millions)	2014	2013
Net cash provided by operating activities	$15.7	$22.7
Capital expenditures	(18.3)	(12.1)

Free cash flow (a non-GAAP measure)	(2.6)	10.6
Stream acquisition - cash paid for transaction and integration related expenses (a)	22.0	—
Stream acquisition - cash paid to fund escrow receivable associated with future working captial settlement (a)	15.0	—
Cash paid for taxes related to repatriation of non-U.S. cash to partially fund the Stream acquisition (a)	27.4	—

Adjusted free cash flow (a non-GAAP measure)	$61.8	$10.6

(a)	Since payment was associated with investment activity, this amount has been included within this calculation.

Management uses free cash flow and adjusted free cash flow to assess the financial performance of the Company. Convergys’ Management believes that free cash flow and adjusted free cash flow are useful to investors because they relate the operating cash flow of the Company to the capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow and adjusted free cash flow facilitate Management’s ability to strengthen the Company’s balance sheet, to repay the Company’s debt obligations and to repurchase the Company’s common shares. Management also believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

Limitations associated with the use of free cash flow and adjusted free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measures, free cash flow and adjusted free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

Convergys Corporation

Summarized Statement of Cash Flow

(Unaudited)

	For the Three Months
	Ended March 31,
(In millions)	2014		2013
Net cash provided by operating activities	$15.7		$22.7
Net cash used in investing activities	(760.9	)(a)	(12.6	)(a)
Net cash provided by (used in) financing activities	346.6		(39.8)

Net decrease in cash	$(398.6)		$(29.7)

(a)	Includes $18.3 and $12.1 of capital expenditures for the three months ended March 31, 2014 and 2013, respectively.